EXHIBIT 21.1

LIST OF SIGNIFICANT SUBSIDIARIES

1.                                       Cyber Technology Group Holdings Limited, British Virgin Islands

2.                                       Pacific Vegas Development Limited, Samoa

3.                                       Pacific Vegas International Limited, Commonwealth of Dominica